Exhibit 10.1

OCTOBER 2018 AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 4th day of October, 2018, by and between Helios and Matheson Analytics Inc., a Delaware corporation with offices located at Empire State Building, 350 5th Avenue, New York, New York 10118 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. On June 21, 2018, the Company and certain investors (the “June Buyers”) entered into a securities purchase agreement (as amended prior to the date hereof, the “June Securities Purchase Agreement”), pursuant to which such June Buyers purchased, among other things, certain Notes (as defined in the June Securities Purchase Agreement) (the “June Notes”) for cash and certain promissory notes, each issued by a June Buyer to the Company (the “June Investor Notes”). On January 11, 2018, the Company and a certain investor (the “January Buyer”) entered into a securities purchase agreement, pursuant to which, among other things, such January Buyer purchased certain January Notes (as defined in the June Notes) (as amended prior to the date hereof, the “January Securities Purchase Agreement”). On November 6, 2017, the Company and certain investors (each, a “November Buyer”) entered into a securities purchase agreement, pursuant to which, among other things, such November Buyers purchased certain November Notes (as defined in the June Notes) (as amended prior to the date hereof, the “November Securities Purchase Agreement”).

B. As of the date hereof, the Holder owns a June Note (the “Existing Note”) with an aggregate principal amount and accrued and unpaid interest outstanding as set forth on the signature page of the Holder attached hereto (the “Existing Note Amount”) and has issued a June Investor Note (the “Existing Investor Note”) to the Company with an aggregate principal amount as set forth on the signature page of the Holder attached hereto (the “Investor Note Amount”).

C. The Company and the Holder desire (i) pursuant to Section 7(b) of the Existing Investor Note, to cause an Investor Optional Netting (as defined in the Existing Investor Note) to occur with respect to the entire Investor Note Amount of the Existing Investor Note (the “Exchange Netting”), such that after giving effect to such Investor Optional Netting, the Existing Note Amount then outstanding shall be reduced by the Investor Note Amount (such remaining amount, the “Remaining Note Amount”) and (ii) to exchange (collectively, the “Exchange”, and together with the Exchange Netting, the “Transactions”) the Remaining Note Amount of the Existing Note for a new senior note in the form attached hereto as Exhibit A in such aggregate principal amount as set forth on the signature page of the Holder attached hereto (the “Exchange Note”). The Exchange Note and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

D. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

E. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the June Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.  Exchange.

1.1 The Exchange; Exchange Netting.

(a) On the date hereof, (i) the Holder shall be deemed to have delivered an Investor Optional Netting Election Notice (as defined in the Existing Investor Note) to the Company with respect to the entire Investor Note Amount of the Existing Investor Note and the Exchange Netting shall occur and (ii) the Holder hereby agrees to convey, assign and transfer the Remaining Note Amount of the Existing Note to the Company in exchange for which the Company agrees to issue pursuant to Section 3(a)(9) of the Securities Act the Exchange Note.

(b)  On the date hereof, in exchange for the Remaining Note Amount of the Existing Note, the Company shall deliver or cause to be delivered to the Holder (or its designee) the Exchange Note at the address for delivery set forth on the Schedule of Buyers to the June Securities Purchase Agreement.

(c) Upon the consummation of the Exchange Netting and the Exchange, the Existing Note and the Existing Investor Note shall be automatically cancelled and shall be null and void.

(d) On or prior to the date hereof, the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Transactions.

1.2 Amendments; Acknowledgements; Waivers.

(a) Ratifications. Except as otherwise expressly provided herein, the June Securities Purchase Agreement, the January Securities Purchase Agreement, the November Securities Purchase Agreement and each other Transaction Document (as defined in the June Securities Purchase Agreement), other Transaction Document (as defined in the January Securities Purchase Agreement) and other Transaction Document (as defined in the November Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed as of their respective dates in all respects, except that on and after the date hereof: (i) all references in the June Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the June Securities Purchase Agreement shall mean the June Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents (as defined in the June Securities Purchase Agreement), to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the June Securities Purchase Agreement shall mean the June Securities Purchase Agreement as amended by this Agreement.

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(b) Amendments to June Transaction Documents. Effective as of the date hereof, the June Securities Purchase Agreement and each of the Transaction Documents (as defined in the June Securities Purchase Agreement) are hereby amended as follows:

(i) The defined term “Notes” is hereby amended to include Exchange Note.

(ii) The defined term “Transaction Documents” shall be amended to include this Agreement.

(c) Consents and Waivers. Effective simultaneously with the consummation of the Exchange, the following shall occur:

(i) The Holder, in its capacity as the Required Holders under the November Notes (as defined in the June Notes), hereby consents to the transactions contemplated hereby, (x) agrees the Exchange Notes shall constitute Permitted Indebtedness (as defined in the November Notes) that will rank pari passu with the November Notes, (y) waives any prohibition that may exist under any provision of the Transaction Documents (as defined in the November Securities Purchase Agreement) with respect to the issuance of the Exchange Notes and (z) waives any obligation of the Company to reserve more shares of Common Stock as of any time of determination than 100% of the aggregate number of shares of Common Stock issuable upon conversion of the November Notes as of such time of determination under the Transaction Documents (as defined in the November Securities Purchase Agreement).

(ii)  The Holder, in its capacity as the Required Holders under the January Notes (as defined in the June Notes), hereby consents to the transactions contemplated hereby, (x) agrees the Exchange Notes shall constitute Permitted Indebtedness (as defined in the January Notes) that will rank pari passu with the January Notes, (y) waives any prohibition that may exist under any provision of the Transaction Documents (as defined in the January Securities Purchase Agreement) with respect to the issuance of the Exchange Notes and (z) waives any obligation of the Company to reserve more shares of Common Stock as of any time of determination than 125% of the aggregate number of shares of Common Stock issuable upon conversion of the January Notes as of such time of determination under the Transaction Documents (as defined in the January Securities Purchase Agreement).

(iii)  The Holder, in its capacity as the Required Holders under the June Notes hereby consents to the transactions contemplated hereby, (x) agrees the Exchange Notes shall constitute Permitted Indebtedness (as defined in the June Notes) that will rank pari passu with any June Notes that remain outstanding following the consummation of the Exchange and (y) waives any prohibition that may exist under any provision of the Transaction Documents (as defined in the June Securities Purchase Agreement) with respect to the issuance of the Exchange Notes.

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2.  Representations and Warranties. As of the date hereof:

2.1  Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents. Other than the Persons (as defined below) listed in the SEC Documents, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary;” provided, however, that Subsidiaries does not include MoviePass Films LLC and its subsidiaries. For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

2.2  Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Exchange Note and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transactions (including, without limitation, the issuance of the Exchange Note in accordance with the terms hereof). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Note has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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2.3  No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Transactions and the issuance of the Exchange Note) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

2.4  No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than approval by the Principal Market of the exchange of the Exchange Note for the Existing Note) as any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

2.5  Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Note is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

2.6  Issuance of Exchange Note. The issuance of the Exchange Note has been duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all Liens.

2.7  Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Note to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

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2.8  SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, information statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, including without limitation, Current Reports on Form 8-K filed by the Company with the SEC whether required to be filed or not (but excluding Item 7.01 thereunder), and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate in any material respect any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate in any material respect any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate in any material respect any of the Financial Statements or that there is any need for the Company to amend or restate in any material respect any of the Financial Statements.

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2.9  Absence of Certain Changes. Since the date of the Company’s most recent financial statements contained in a Form 10-Q, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) except as disclosed in the SEC Documents, made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

2.10  No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably expected to have a material adverse effect on the Holder’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

2.11  Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or bylaws, respectively. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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2.12  Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, consultants, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the June Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

2.13  Equity Capitalization.

(a)  Definitions:

(i)  “Common Stock” means (x) the Company’s shares of common stock, $0.01 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(ii)  “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.01 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations, (y) the Company’s Series A Preferred Stock, $0.01 par value per share, and (z) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

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(b)  Authorized and Outstanding Capital Stock. As of October 2, 2018, the authorized capital stock of the Company consists of (A) Five Billion (5,000,000,000) shares of Common Stock, of which, 1,357,590,536 are issued and outstanding as of the date hereof and 5,301,514,584 of which are reserved for issuance pursuant to the Equity Incentive Plan, the Company’s outstanding Convertible Securities and other obligations of the Company, and (B) Two Million (2,000,000) shares of Preferred Stock, 20,500 shares of which are designated as Series A Preferred Stock and are issued and outstanding before giving effect to the transactions contemplated hereby. No shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(c)  Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of October 3, 2018 there are 18,254 shares of Common Stock that are owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

(d)  Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Note; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(e) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) and the Company’s bylaws, as amended and as in effect on the date hereof. (the “Bylaws”).

2.14  Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC Documents or Schedule 3(s) of the June Securities Purchase Agreement, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, except as disclosed in the SEC Documents, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, except as disclosed in the SEC Documents; (iv) except as waived by the Holder under Section 1.2(c) of this Agreement, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has not guaranteed any Indebtedness of its direct or indirect Subsidiaries (other than such guarantees that are listed on Schedule 2.14 to this Agreement or have been terminated on or prior to the date hereof).

2.15  Litigation. Except as set forth on Schedule 2.15 hereto, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such, and that would be required to be disclosed under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, except as disclosed in the SEC Documents or in Schedule 3(t) of the June Securities Purchase Agreement. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries that would be required to be disclosed under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

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2.16  Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No material event or circumstance has occurred or material information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

2.17  Commissions. The Company confirms that no commission or other remuneration has been paid or given directly or indirectly for soliciting the exchange of the Remaining Amount of the Existing Note for the Exchange Note.

3.  Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as follows:

3.1  Reliance on Exemptions. The Holder understands that the Exchange Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Note.

3.2  No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Note or the fairness or suitability of the investment in the Exchange Note nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Note.

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3.3  Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.4  No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

3.5  Investment Risk; Sophistication. The Holder is acquiring the Exchange Note hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Note, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.6  Ownership of Existing Note. The Holder owns the Existing Note free and clear of any Liens (other than the obligations pursuant to this Agreement, liens in the ordinary course of business (e.g. bone fide margin account liens) and applicable securities laws).

4.  Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

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5.  No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Note under the Securities Act or cause this offering of the Exchange Note to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

6.  Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the lead investor), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $[ ].

7.  Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Note may be tacked onto the holding period of the Existing Note, and the Company agrees not to take a position contrary to this Section 7.

8.  Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

9.  Participation Right. At any time on or prior to the later of (x) the date no Exchange Note remains outstanding and (y) the first anniversary of the date hereof, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement (as defined in the November Securities Purchase Agreement) unless the Company shall have first complied with this Section 9. The Company acknowledges and agrees that the right set forth in this Section 9 is a right granted by the Company, separately, to the Holder.

(a) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to the Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Holder within three (3) Trading Days after the Company’s delivery to the Holder of such Pre-Notice, and only upon a written request by the Holder, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to the Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Holder in accordance with the terms of the Offer such percentage as set forth on the signature page of the Holder attached hereto of the Offered Securities (the “Available Amount”).

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(b) To accept an Offer, in whole or in part, the Holder must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Holder’s Available Amount that the Holder elects to purchase (in either case, the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Holder a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after the Holder’s receipt of such new Offer Notice.

(c) The Company shall have ten (10) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

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(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(c) above), then the Holder may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 9(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to this Section 9 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with Section 9(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from the Company, and the Company shall issue to the Holder, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 9(d) above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its counsel.

(f) Any Offered Securities not acquired by the Holder or other Persons in accordance with this Section 9 may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Agreement.

(g) The Company and the Holder agree that if the Holder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include, unless otherwise required or prohibited (as the case may be) by the rules or regulations of the Principal Market or the staff of the Principal Market, (x) any unreasonable representation, warranty, covenant, term or other provision, (y) any representation, warranty, covenant, term or other provision that is less favorable to the Holder than as set forth in the June Securities Purchase Agreement, mutatis mutandis or (z) any representation, warranty, covenant, term or other provision whereby the Holder shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(h) Notwithstanding anything to the contrary in this Section 9 and unless otherwise agreed to by the Holder, the Company shall either confirm in writing to the Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Holder will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Offer Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Holder with another Offer Notice and the Holder will again have the right of participation set forth in this Section 9. The Company shall not be permitted to deliver more than one such Offer Notice to the Holder in any thirty (30) day period, except as expressly contemplated by the last sentence of Section 9(b).

(i) The restrictions contained in this Section 9 shall not apply in connection with the issuance of any Excluded Securities (as defined in the June Notes).

10.  Miscellaneous Provisions. Section 9 of the June Securities Purchase Agreements (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

Hudson Bay Master Fund Ltd.

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory
Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to Hudson Bay Master Fund Ltd.

Aggregate amount of principal and interest outstanding under Existing Note:

$68,882,583.33

Aggregate amount of principal outstanding under Existing Investor Note:

$68,000,000.00

Aggregate initial principal of Exchange Note:

$20,400,000.00

Participation Rights Percentage:

25%

Schedule 2.14

Guarantees

The Company has guaranteed the following Indebtedness of MoviePass:

1.	The payment obligations of MoviePass to salesforce.com under that certain Master Subscription Agreement by and between salesforce.com and MoviePass in the aggregate amount of $860,000.
2.	The payment obligations of MoviePass to Zuora, Inc. under that certain Zuora Master Subscription Agreement, dated July 31, 2018, by and between Zuora, Inc. and MoviePass in the aggregate amount of $500,000.
3.	The payment obligations of MoviePass to Worldpay, LLC under that certain Bank Card Merchant Agreement by and between Worldpay, LLC and MoviePass in the aggregate amount of $1,200,000.

Schedule 2.15

On September 20, 2018 Yu Chen, derivatively on behalf of the Company, filed a derivative action in the Supreme Court of the State of New York against the Company as a nominal defendant and its executive officers, Theodore Farnsworth and Stuart Benson, and its directors Muralikrishna Gadiyaram, Prathap Singh, Gavriel Ralbag and Carl Schramm. The complaint alleges breaches of fiduciary duties as directors and/or officers of the Company and unjust enrichment.